UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported)
May 14, 2024
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16411	80-0640649
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

2980 Fairview Park Drive, Falls Church, VA 22042
(Address of principal executive offices)(Zip Code)

(703) 280-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NOC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) (e)    On May 14, 2024, Northrop Grumman Corporation (the “Company”) issued a press release announcing certain leadership changes.
The Company announced that David Keffer, Corporate Vice President and Chief Financial Officer, will be retiring from the Company. Mr. Keffer will step down from his position on October 1, 2024, but will remain an employee of the Company until his retirement from the Company on February 21, 2025 to help facilitate an orderly transition. The Company announced that Kenneth Crews was elected Corporate Vice President and Chief Financial Officer effective October 1, 2024. Mr. Crews joined Northrop Grumman in 2004. Effective July 1, 2024, he will serve as Vice President, Corporate Finance until he assumes the role of Corporate Vice President and Chief Financial Officer. Mr. Crews currently serves as Vice President and Chief Financial Officer, Space Systems Sector, a position he has held since 2023. From 2021 to 2023, Mr. Crews was the Vice President and Chief Financial Officer of the Mission Systems Sector. Mr. Crews served as Vice President and Chief Financial Officer of the Navigation, Targeting and Survivability Division of the Mission Systems Sector from 2017 to 2021.
The Compensation and Human Capital Committee of the Board of Directors has not yet determined compensation for Mr. Crews for his role as Corporate Vice President and Chief Financial Officer, but he is expected to receive a base salary, as well as an annual incentive, long-term incentive and other benefits commensurate with his position.
The Company announced that Mark Caylor, Corporate Vice President and President, Mission Systems Sector will retire on July 26, 2024 after more than 20 years with the Company. Roshan Roeder, currently Corporate Vice President and President, Defense Systems, has been elected to the role of Corporate Vice President and President, Mission Systems Sector effective July 1, 2024.
The Company announced that Benjamin Davies has been elected Corporate Vice President and President, Defense Systems Sector effective July 1, 2024. Mr. Davies currently serves as Corporate Vice President and General Manager of the Strategic Deterrent Systems division at Northrop Grumman’s Space Systems Sector. The Strategic Deterrent Systems division will move from the Space Systems Sector to the Defense Systems Sector, and Mr. Davies will continue to provide oversight of the Sentinel program.
A copy of the press release entitled “Northrop Grumman Announces Leadership Changes” is furnished as an exhibit to this Form 8-K.

ITEM 7.01. Regulation FD Disclosure.
The Company issued a press release announcing organization changes on May 14, 2024. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference. As part of that press release, the Company reaffirmed its previously announced fiscal year 2024 guidance.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press Release ("Northrop Grumman Announces Leadership Changes") dated May 14, 2024
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ Jennifer C. McGarey
(Signature) Jennifer C. McGarey Corporate Vice President and Secretary

Date: May 15, 2024